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                                                                   Exhibit 10(b)
CASE CORPORATION
OUTSIDE DIRECTORS' EQUITY COMPENSATION PLAN


(As Amended and Restated Effective January 1, 1996)



     This Outside Directors' Equity Compensation Plan (the "Plan") was established by action of the Case Corporation (the "Company") Board of Directors effective as of January 1, 1995. This amendment and restatement of the Plan shall be effective January 1, 1996.

     1. INTRODUCTION. The Plan is established to provide non-employee directors of the Company with the following grants: (i) grants of Company common stock representing directors' retainer fees and board committee chair fees (collectively, the "Fees"); and (ii) an annual grant of options to purchase Company common stock.

     2. ELIGIBILITY. Each individual who is a member of the Board of Directors of the Company and is not a salaried officer of the Company or of any of its subsidiaries (an "Outside Director" or a "Participant") shall be eligible for the grants described below.

     3. STOCK GRANTS. As of the last day of each Plan Year Quarter (as described below) commencing on or after the Company's 1996 annual meeting of stockholders, each Outside Director shall be granted automatically a number of shares (the "Shares") of Company common stock (the "Common Stock") equal in value to 25% of the annual retainer fee, and if he or she is a committee chair 25% of the annual committee chair fee, each as listed in Appendix A, attached hereto, as amended from time to time in accordance with the amendment procedures of the Plan. The value of each Share (the "Fair Market Value") shall be determined as of the last business day of the Plan Year Quarter for which it is granted and shall be equal to the average of the highest and lowest sales price of one share of Company common stock as reported on the New York Stock Exchange Composite Transactions tape for such date. If the Outside Director is not a member of the Board of Directors or a committee chair during an entire Plan Year Quarter, the retainer and committee chair fees to which he or she is entitled as well as his or her award of Shares for that Quarter shall be reduced, pro rata, to reflect the portion of the Quarter in which he or she was not an Outside Director or committee chair, as the case may be. An Outside Director shall be entitled to a whole Share for any fractional Share to which he or she would otherwise be entitled for any Plan Year Quarter under the foregoing provisions of this Section 3.

The term "Plan Year" means the period beginning on the date of the Company's annual meeting of stockholders and ending on the day immediately prior to the first day of the following Plan Year. For any Plan Year, the first Plan Year Quarter shall begin on the first day of the Plan Year, and shall end on the 90th day of the Plan Year; the second Plan Year Quarter shall begin on the
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91st day of the Plan year, and shall end on the 180th day of the Plan Year; the third Plan Year Quarter shall begin on the 181st day of the Plan Year, and shall end on the 270th day of the Plan Year; and the fourth Plan Year Quarter shall begin on the 271st day of the Plan Year, and shall end on the last day of the Plan Year.

     4. CASH ELECTION. At any time prior to the first day of a Plan Year, an Outside Director may irrevocably elect, by filing a form with the Secretary of the Company, to receive a portion of the Fees for such Plan Year in cash, provided that an Outside Director may not elect to receive more than 50% of the Fees in cash.

     5.   OPTION GRANTS.

          a. Each individual who is an Outside Director on the date of the 1996 or any subsequent annual meeting of shareholders shall be granted automatically as of that date an option to purchase that number of shares of Company common stock listed in Appendix A (the "Option Grant"), attached hereto as amended from time to time in accordance with the amendment procedures of the Plan. Each individual who becomes an Outside Director after the Effective Date other than on the date of an annual meeting of stockholders shall receive an Option Grant reduced pro rata to reflect the portion of the Plan Year elapsed prior to the date on which the individual first became an Outside Director, provided that any fractional share resulting from such reduction shall be rounded up to a whole share.

          b. RELOAD STOCK OPTIONS. Reload Stock Options shall be awarded to an Outside Director when and if he or she pays the Option Price under an Option Grant, described above, by delivery of shares of Common Stock on the Settlement date for such exercise. A Reload Stock Option entitles its holder to purchase the number of shares so delivered for an Option Price equal to the Fair Market Value of a share of Common Stock on such Settlement Date. No more than one Reload Stock Option shall be granted to an Outside Director in any twelve-month period, the maximum number of Reload Stock Options that may be granted to an Outside Director with respect to any Option Grant is five, and no Reload Stock Options will be issued within six months prior to the scheduled expiration date of the Option Grant to which it relates. Notwithstanding the above, no Reload Stock Option shall be granted unless the recipient is an Outside Director of the Company at the time of delivery of shares. Notwithstanding any other provision hereof, a Reload Stock Option shall not become exercisable until six months after its award date and its maximum term will terminate at the time specified hereunder for the Option Grant to which it relates.

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     6.  TERMS OF OPTION GRANTS.

          a. OPTION AGREEMENT. Each option shall be evidenced by a written stock option agreement which shall be executed by the Outside Director and the Company and which shall contain such terms and conditions as are consistent with this Plan.

          b. EXERCISE PRICE. The exercise price of the shares under the Option Grant shall be 100% of the Fair Market Value of such shares on the date the Option Grant is granted.

          c. COMMENCEMENT OF EXERCISABILITY. Each Option Grant issued under the Plan (either before or after its amendment and restatement) shall become exercisable on the third anniversary of the grant date or, if earlier, with respect to Option Grants that have been outstanding at least six months, the date the individual ceases to be an Outside Director for any reason other than removal for cause by the Company's stockholders pursuant to section 141(k) of the Delaware General Corporation Law.

          d. TERM. The Option Grant shall terminate upon the earlier of (i) ten years after the date of grant or (ii) six months after the date an individual ceases to be an Outside Director.

          e. DEATH OF OUTSIDE DIRECTOR. Notwithstanding (c) above, the Stock Options that have been issued to an Outside Director whose Board membership is terminated due to death shall be immediately exercisable. Notwithstanding (d)(i) above, the Outside Director's designated beneficiary or estate if no beneficiary has been designated may exercise any Option Grants within the six-month period following the death of the Outside Director.

          f.   TOTAL DISABILITY OF OUTSIDE DIRECTOR. Notwithstanding (c) and
               (d)(i) above, the Stock Options that have been issued to an Outside Director whose Board membership is terminated due to Total Disability shall be immediately exercisable and shall remain exercisable within the six-month period following the Outside Director's Total Disability. For purposes of this provision, Total Disability means the permanent inability (as determined by the Outside Director's medical doctor) of the Outside Director which is a result of accident or sickness, to perform the duties of a director of the Company.

          g. CHANGE OF CONTROL. Notwithstanding (c) and (d)(i) above, the Stock Options that have been issued to an Outside Director shall be immediately

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               exercisable and shall remain exercisable for a six-month period if a Change of Control occurs. Notwithstanding the above, Stock Options that are issued within six months of the date the Change of Control occurs shall not be subject to this provision. For purposes of this provision, "Change of Control" means a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Company's Board of Directors which occurs as follows:

               (1) any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than:

                    (i) a trustee or other fiduciary of securities held under an employee benefit plan of the Company;

                    (ii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company; or

                    (iii) with respect to any Participant, any person in which such Participant has a substantial equity interest;

                    is or becomes a beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of stock of the Company representing 25% or more of the total voting power of the Company's then outstanding stock;

               (2) a tender offer is made for the stock of the Company by a person other than a person described in subparagraph (1), and one of the following occurs:

                    (i) the person making the offer owns or has accepted for payment stock of the Company representing 25% or more of the total voting power of the Company's stock; or

                    (ii) three business days before the offer is to terminate
                         (unless the offer is withdrawn first) such person could own, by the terms of the offer plus any shares owned by such person, stock representing 50% or more of the total voting power of the Company's outstanding stock when the offer terminates;

               (3) during any period of two consecutive years there shall cease to be a majority of the Company's Board of Directors comprised as follows: individuals who at the beginning of such period constitute

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                    the Board of Directors and any new director(s) whose
                    election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

               (4) the stockholders of the Company approve a merger or consolidation of the Company with any other company other than:

                    (i) such a merger or consolidation which would result in the Company's voting stock outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than 70% of the combined voting power of the Company's or such surviving entity's outstanding voting stock immediately after such merger or consolidation; or

                    (ii) such a merger or consolidation which would result in
                         the directors of the Company who were directors immediately prior thereto continuing to constitute at least 50% of the directors of the surviving entity immediately after such merger or consolidation.

                    For purposes of this paragraph (4), "surviving entity" shall mean only an entity in which all of the Company's stockholders become stockholders by the terms of such merger or consolidation, and the phrase "directors of the Company who were directors immediately prior thereto" shall not include:

                    (A) any director of the Company who was designated by a person who has entered into an agreement with the Company to effect a transaction described in this paragraph or in paragraph (1) next above; or

                    (B) any director who was not a director at the beginning of the 24-consecutive-month period preceding the date of such merger or consolidation;

                    unless his election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of

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                    at least two-thirds (2/3) of the directors then still in
                    office who were directors before the beginning of such period;

               provided, however, that in the event an Outside Director arranges or solicits any of the transactions listed in (1), (2), (3), (4) or (5), any such transaction shall not, for purposes of this Plan, constitute a Change in Control as to such Outside Director.

     7. MANNER OF PAYMENT OF OPTION PRICE. The Option Price shall be paid in full at the time of the exercise of the Stock Option and may be paid in any of the following methods or combinations thereof:

          (1) In United States dollars, in cash, check, bank draft or money order payable to the order of the Company;

          (2) By the delivery of shares of Common Stock having an aggregate Fair Market Value on the date of such exercise equal to the Option Price;

          (3) In any other manner that the Board shall approve, including without limitation any arrangement that the Board may establish to enable Participants to simultaneously exercise Stock Options and sell the shares of Common Stock acquired thereby and apply the proceeds to the payment of the Option Price therefor.

     8. PLAN ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee").

     9. SHARES SUBJECT TO PLAN. Subject to the provisions of Section 11, commencing January 1, 1996, the number of shares of Common Stock for which Shares and Options may be awarded under the Plan shall not exceed 100,000 shares. Shares issued under the Plan may be authorized but unissued shares or treasury shares. If any shares are subject to an award under the Plan that expires, is cancelled or is forfeited, such shares shall again become available for issuance under the Plan.

     10. ADJUSTMENTS AND REORGANIZATIONS. In the event of any merger, reorganization, consolidation, recapitalization, separation. liquidation, stock dividend, extraordinary dividend, spin-off, split-up, share combination, or other change in the corporate structure of the Company affecting the Common Stock, the number and kind of shares that may be delivered under the Plan shall be subject to such equitable adjustment as the Committee, in its sole discretion, may deem appropriate in order to preserve the benefits or potential benefits to be made available under the Plan, and the number and kind and price of shares subject to outstanding Option Grants, the option price and any other terms of outstanding Option Grants or Stock Grants shall be subject to

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such equitable adjustment as the Committee, in its sole discretion, may deem appropriate in order to prevent dilution or enlargement of outstanding Option Grants or Stock Grants.

     11. TRANSFERABILITY OF AWARDS. No awards under the Plan shall be assignable, alienable, saleable or otherwise transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined by the Code) or Title 1 of ERISA or the rules thereunder.

     12. NO RIGHT OF CONTINUED SERVICE. Participation in the Plan does not give any Participant the right to be retained as a Director of the Company or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan.

     13. GOVERNING LAW. The validity, construction and effect of the Plan, and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

     14. SUCCESSORS AND ASSIGNS. The Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

     15. RIGHTS AS A SHAREHOLDER. Except as otherwise provided in any Award Agreement, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Stock.

     16. AMENDMENT. The Plan and any attachments thereto may be amended by action of the Board of Directors of the Company, except that, notwithstanding anything to the contrary contained herein, the formula provisions in this Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder.

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APPENDIX A

(Effective for Plan Years commencing after January 1, 1996)


Annual Retainer fee:              $24,000
Annual Committee chair fee:       $ 4,000
Option grant:                       1,000 shares

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